Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of the 17th day of January 2024 by and between Genvor Incorporated, (the “Company”), and Judith S. Miller (“Indemnitee”).

RECITALS

A. The Company and Indemnitee recognize the challenges in obtaining liability insurance at the necessary level required for coverage of a Over-the-Counter Company for the Company’s directors and officers, the significant increases in cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and Indemnitee further recognize, currently, the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

D. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

AGREEMENT

1. Indemnification.

(a) Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including reasonable attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), losses, claims, damages, liabilities, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses (collectively, hereinafter “Expenses”) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of a Claim without prejudice, in defense of any Claim referred to in Section (1)(a) hereof or in the defense of any Claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

1

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall pay all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal Claim referenced in Section 1(a) hereof in advance of the final disposition of such Claim. Indemnitee shall deliver to the Company an Undertaking, substantially in the form of Exhibit A hereto, whereby Indemnitee undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee following a request therefor, but in any event no later than forty-five days after receipt by the Company of written demand from Indemnitee for such advances.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification or advancement will or could be sought under this Agreement. Notice to the Company shall be directed to the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure or delay, and any such failure or delay shall not constitute a waiver by Indemnitee of any rights under this Agreement or otherwise. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(c) Procedure. Any indemnification and advances of Expenses provided for in Section 1 and Section 2 of this Agreement shall be paid by the Company to Indemnitee within thirty (30) days after receipt of written request from Indemnitee for such indemnification or advances along with appropriate written documentation verifying such Expenses, but in any event no later than forty-five days after receipt of such request. Upon written request by Indemnitee for indemnification pursuant to Section 2(b) hereof, a determination (a “Determination”) with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

For purposes of this Agreement, “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c) hereof, the Independent Counsel shall be selected as provided in this Section 2(d). The Independent Counsel shall be selected by the Board and written notice of such selection shall be given to Indemnitee. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2(c) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 2(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 2(c) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 2(c) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 2(d), regardless of the manner in which such Independent Counsel was selected or appointed.

2

(e) If the person, persons or entity empowered or selected under Section 2 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 2(e) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 2(c) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the disinterested directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(f) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(g) No Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(h) Burden of Proof. In a Determination, the burden of proof shall be on the Company to establish that Indemnitee is not entitled to indemnification or advances.

(i) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(j) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim. Notwithstanding the Company’s assumption of the defense of any Claim, the Company shall be obligated to pay the Expenses of any Claim if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) the Company shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, or (C) the Company shall not continue to retain counsel to defend such Claim, then the fees and expenses of counsel retained by Indemnitee shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any Claim against Indemnitee without the consent of the Indemnitee; provided, that in no event shall the Company have the right to settle any Claim that imposes non-monetary penalties on Indemnitee without the prior written consent of Indemnitee which may be granted or withheld in Indemnitee’s sole discretion.

3

3. Additional Indemnification Rights; Non-exclusivity.

(a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 7(a) hereof.

(b) Non-exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify (i) any Claim by or in the right of the Company as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware or such other court in which such Claim was brought, shall determine upon application that despite the adjudication of liability, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses such court shall deem proper, or (ii) any other acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law;

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Claims brought to establish or enforce a right to indemnification or advancement under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws, as now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(c) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(d) Disgorgement of Profits and Bonuses Pursuant to Section 304. To indemnify Indemnitee for (i) any bonus or other incentive-based or equity-based compensation received by Indemnitee or (ii) any profits arising from the sale of securities made by Indemnitee that Indemnitee is required pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 to reimburse to the Company.

4

8. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

9. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any affiliate, subsidiary, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company’s request.

12. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission with confirmation of receipt, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee address as set forth beneath Indemnitee signatures to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

5

14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

16. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

19. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: Genvor Incorporated

/s/ Jesse Jaynes
By:	Jesse Jaynes
Title:	Chairman, Board of Directors

AGREED TO AND ACCEPTED BY:

Signature:	/s/ Judith S. Miller
Judith S. Miller

6

EXHIBIT A

GENERAL FORM OF UNDERTAKING FOR ADVANCEMENT OF EXPENSES

1. This instrument (this “Undertaking”) is being executed by the undersigned in favor of Genvor Incorporated (the “Corporation”), pursuant to that certain Indemnification Agreement, made as of January 17, 2024 (the “Indemnification Agreement”), by and between the Company and the undersigned.

2. I am requesting advancement of expenses which have been or will be actually and reasonably incurred by me or on my behalf in connection with a proceeding to which I am a party or am threatened to be made a party, or in which I am or may be participating, by reason of my status as a director, officer or fiduciary of the Company.

3. With respect to all matters related to such proceeding, I believe I acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Corporation or its affiliates, and, with respect to any criminal proceeding, I had no reasonable cause to believe that my conduct was unlawful.

4. I hereby undertake to repay any advancement of expenses if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that I am not entitled to be so indemnified for such Expenses.

5. I am requesting advancement of Expenses in connection with the following matter: [PROVIDE DETAILS]

Name of Indemnitee:
Dated:

7